UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

January 9, 2004
(Date of Report)

ALASKA AIR GROUP, INC
(Exact name of registrant as specified in its charter)
Commission file number 1-8957

Delaware	91-1292054
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

19300 Pacific Highway South, Seattle, Washington 98188
(Address of principal executive offices)
(206) 392-5040
(Registrant’s telephone number)

ITEM 7. Other Events
ITEM 9. Regulation FD Disclosure
Signature

ITEM 7. Other Events

Severe weather conditions in Seattle and Portland, including snow and freezing rain, have resulted in approximately 600 Alaska and 1,050 Horizon flight cancellations through the first eight days of 2004. This number of departure cancellations due to weather is significantly higher than what we have previously experienced. During the month of January, Alaska typically cancels approximately 100-125 flights and Horizon typically cancels approximately 100 flights, on average, due to weather.

ITEM 9. Regulation FD Disclosure

Pursuant to 17 CFR Part 243 (“Regulation FD”), Alaska Air Group, Inc. is submitting this current report on Form 8-K to present information relating to its financial and operational outlook for 2003. This report includes information regarding forecasts of available seat miles (ASMs), cost per available seat mile (CASM) and fuel consumption, as well as certain actual results for revenue passenger miles (RPMs), load factor and revenue per available seat mile (RASM), for its subsidiaries Alaska Airlines, Inc. and Horizon Air. Please see the cautionary statement under “Forward-Looking Information” at the end of this report.

In accordance with General Instruction B.2 of Form 8-K, the following information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

References in this report on Form 8-K to “Air Group,” “the Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as “Alaska” and “Horizon,” respectively, and together as our “airlines.”

Fourth Quarter 2003

	Forecast	Change
	Q4	Yr/Yr
Alaska Airlines
Capacity (ASMs in millions)	5,194	9.2%
Traffic	3,607	14.0%
Passenger load factor	69.5%	3.0 pts
Fuel gallons (000,000)	83.0	4.7%
Cost per ASM excluding fuel (cents)	8.6	(2.3%)

Alaska’s December traffic increased 8.0% to 1.301 billion revenue passenger miles (RPMs) from 1.206 billion flown a year earlier. Capacity during December was 1.785 billion available seat miles (ASMs), 8.5% higher than the 1.644 billion in December 2002.

The passenger load factor (the percentage of available seats occupied by fare paying passengers) for December 2003 was 72.9%, compared to 73.3% in December 2002. The airline carried 1,317,000 passengers compared to 1,256,500 in December 2002.

For November 2003, RASM increased by 7.8% as compared to November 2002. For October 2003, RASM increased by 8.1% as compared to October 2002.

Horizon Air
Capacity (ASMs in millions)	619	(2.1%)
Traffic	416	7.8%
Passenger load factor	67.2%	6.1 pts
Fuel gallons (000,000)	13.1	(5.8%)
Cost per ASM excluding fuel (cents)	16.9	10.5%

Horizon’s December traffic decreased 1.8% to 143.1 million RPMs from 145.7 million flown a year earlier. Capacity for December was 207.8 million ASMs, 4.2% lower than last year’s 216.9 million. Capacity was down for the month of December because some of Horizon’s aircraft were being prepared for entry into service flying under contract for Frontier Airlines.

The passenger load factor for December 2003 was 68.9%, compared to 67.2% last December. The airline carried 430,900 passengers compared to 441,100 in December 2002.

For November 2003, RASM increased by 21.4% as compared to November 2002. For October 2003, RASM increased by 18.0% as compared to October 2002.

Capacity and Traffic for 2003

Provided below are capacity (ASMs in millions) and traffic (RPMs in millions) for the full year of 2003 and year-over-year changes:

Alaska Airlines capacity	20,804	7.5%
Alaska Airlines traffic	3,607	14.0%
Horizon Air capacity	2,569	5.8%
Horizon Air traffic	416	7.8%

Other Financial Information

Cash and Short-Term Investments

Cash and short-term investments amounted to approximately $810 million at December 31, 2003 compared to $816 million at November 30, 2003. The decrease of $6 million is principally due to cash used in operations. We expect our cash balance in January 2004 to decrease due principally to semi-annual aircraft lease and debt payments made for Horizon Aircraft.

Fuel Cost per Gallon (including realized hedging gains)

	Cost per Gallon	% Change from Prior Year

Alaska:
October	89.2 cents	0.6%
November	95.1 cents	14.4%
December preliminary	100.8 cents	22.2%
Horizon:
October	92.9 cents	4.4%
November	98.1 cents	15.8%
December preliminary	102.8 cents	15.4%

Fuel hedge positions entered into by Alaska and Horizon include a combination of swap and cap positions and are currently as follows:

	Approximate % of Expected	Approximate Crude Oil
	Fuel Requirements	Price per Barrel

June – December 2003	35%	$22
January – December 2004	33%	$28
January – December 2005	28%	$26
January – March 2006	5%	$27

Operating Fleet Plan

Provided below are Alaska and Horizon actual fleet for 2003 and estimated changes for 2004 and 2005:

			Estimated	Estimated
			Change	Change
		On Hand	During	During
	Seats	YE 2003	2004	2005
Alaska Airlines
B737-200C	111	9	(3)
B737-400	138	40		(1)
B737-700	120	22
B737-900	172	11	1	2
MD-80	140	27	(1)

Total		109	(3)	1

Horizon Air
Dash 8-100/200	37	28
Dash 8-400	70	16	2
CRJ 700	70	18		2

Total		61	2	2

FORWARD-LOOKING INFORMATION

This report may contain forward-looking statements that are based on the best information currently available to management. These forward-looking statements are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance and involve known and unknown risks and uncertainties that may cause our actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies. Some of the things that could cause our actual results to differ from our expectations are: economic conditions; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; our significant indebtedness; downgrades of our credit ratings; the competitive environment and other trends in our industry; changes in laws and regulations; changes in our operating costs including fuel; changes in our business plans; interest rates and the availability of financing; liability and other claims asserted against us; labor disputes; our ability to attract and retain qualified personnel; and inflation. For a discussion of these and other risk factors, see Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC. Registrant

Date: January 9, 2004

/s/ Glenn S. Johnson Glenn S. Johnson Vice President/Finance and Controller

/s/ Bradley D. Tilden Bradley D. Tilden Executive Vice President/Finance and Chief Financial Officer